                           RENAISSANCE COSMETICS, INC.

            The undersigned, Thomas T.S. Kaung, in the undersigned's capacity as Group Vice President and Chief Financial Officer of Renaissance Cosmetics, Inc., a Delaware corporation, hereby certifies that, to the best of my knowledge and belief, the attached translation of the Collective Labor Agreement of the Union of Workers in the Chemical, Pharmaceutical, Plastic and Related Industries of San Paulo and the Region and Other Unions of Workers and the Federation of Industries of the State of San Paulo and Industry Unions Affiliated therewith, is a fair and accurate translation from Portuguese into English.

Dated: February 18, 1997


                                                 /s/ THOMAS T.S. KAUNG
                                                 -------------------------------
                                                 Thomas T.S. Kaung
                                                 Group Vice President and
                                                 Chief Financial Officer

                                      FIESP
                                      CIESP

            TO THE REGIONAL LABOR DELEGATE, OF THE STATE OF SAO PAULO

         COLLECTIVE LABOR AGREEMENT - DEPOSIT, FOR RECORDING AND FILING

There appear herein, the

                                     Union of Workers in the Chemical,
                                     Pharmaceutical, Plastic and Related
                                     Industries of Sao Paulo and
                                     the Region and other Unions of
                                     Workers,

party of the first part,

and the

                                     Federation of Industries of the
                                     State of Sao Paulo and Industry
                                     Unions affiliated therewith,

party of the second part,

all referred to at the end of this document by their representatives, whose signatures appear at the end, and they hereby state that the purpose of this document is to communicate that they entered into a COLLECTIVE LABOR AGREEMENT consisting of the following clauses, as well as to request its deposit, for recording and filing, in order to make it legally effective, in accordance with articles 611 and following of the CLT (Labor Laws Code).

      1)    ADJUSTMENT OF SALARIES

      I - 11/1/95 salaries, already adjusted solely due to clause 1 of the judicial agreement signed in the TRT/SP-725, 714 and 750/95A collective labor disputes, shall have applied to them on 11/1/96 the single and negotiated percentage of 8.0%, corresponding to the period from 11/1/95, inclusive, to 10/31/96, inclusive.

      II    - COMPENSATION

      There shall be compensation for any and all adjustments, prepayments, contributions and/or increases, whether voluntary or compulsory, including those arising from application of collective agreements, regulatory judgments and legislation put into effect from 11/1/95, inclusive, through 10/31/96, inclusive, except for those arising from promotion, salary comparison, transfer, seniority, merit, completion of training and any real increase expressly granted for this type of reason.

      III   - HIRES AFTER THE DATABASE

      FOR THOSE EMPLOYEES HIRED AFTER THE DATABASE (11/1/95), based on the model, the same salary adjustment percentage shall be applied as that granted in the model in accordance with this clause, provided that the low salary for the position is not exceeded.

      If the position has no model, and for companies established after the database, the single percentage indicated in the table below shall be applied to the salary at the date of hire, with any portion of a month greater than 15 days to be considered a month of service, and provided that it does not exceed the low salary of the position, after the compensation presented in item II of this clause, since the hire, if applicable, on a proportional basis.

--------------------------------------------------------------------------------
MONTH OF HIRE                                    PERCENTAGE
--------------------------------------------------------------------------------
NOVEMBER 1995                                      8.00%
--------------------------------------------------------------------------------
DECEMBER 1995                                      7.31%
--------------------------------------------------------------------------------
JANUARY 1996                                       6.62%
--------------------------------------------------------------------------------
FEBRUARY 1996                                      5.94%
--------------------------------------------------------------------------------
MARCH 1996                                         5.26%
--------------------------------------------------------------------------------
APRIL 1996                                         4.59%
--------------------------------------------------------------------------------
MAY 1996                                           3.92%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
JUNE 1996                                          3.26%
--------------------------------------------------------------------------------
JULY 1996                                          2.60%
--------------------------------------------------------------------------------
AUGUST 1996                                        1.94%
--------------------------------------------------------------------------------
SEPTEMBER 1996                                     1.29%
--------------------------------------------------------------------------------
OCTOBER 1996                                       0.64%
--------------------------------------------------------------------------------

      2)    STANDARD SALARY

      The standard salary shall be R$ 308.00 (three hundred eight reais) per month.

      Minor apprentices are excluded from this clause, given the provisions in the specific clause contained in this agreement.

      3)    SALARY ADVANCE (IOU)

      The companies shall grant their employees a salary advance (IOU) of 40% of nominal salary in proportion to the days worked during the corresponding two week period. Payment must be made on the 15th (fifteenth) day preceding the normal payment date.

      Expenses for cooperative systems or their equivalents, authorized by the employees, shall be compensated pursuant to this clause.

      The fine shall be 4% (four percent), of the standard salary in effect, per payment and per employee, if this clause is not complied with.

      More favorable terms already in existence at the companies are excepted.

      4)    SALARY PAYMENT BY CHECK

      When a payment or advance (IOU) is made by check and magnetic card, in the same market as the location where service is provided, and/or bank deposit, the companies shall establish terms and methods by which the employee may withdraw respective amounts on the same day on which a payment or advance (IOU) is made, without infringing on their meal or rest times, since the time taken may not be paid for.

      5)    PAYMENT STATEMENT

      Obligatory supply of payment statements to employees identifying the companies, showing the type of payment and amounts paid, deductions made and the monthly total collected in the account linked to the Guarantee Fund for Service Time (FGTS). The statements must be supplied monthly to the employees and also specify the number of extra hours worked and supplementary payments for the month in question.

      Normal hours worked shall be specified for employees working on an hourly basis.

      The fine shall be 4% (four percent) of the standard salary in effect at the time of payment, per employee, if the obligations under the clause regarding supply of a payment statement are not met.

      6)    STARTING SALARY

      If an employee is admitted to the position of another employee that has been dismissed for any reason, the transferee shall be guaranteed a salary equal to that of the lowest-paid employee in that position, without consideration of personal qualifications.

7)    REPLACEMENT SALARY

      For any replacement for a period equal to or greater than 15 days, the replacing employee shall be entitled to the salary of the replaced employee.

      A replacement for a period of more than 90 consecutive days shall make the change permanent, and in this case the clause regarding PROMOTION shall apply, except in the case of replacements arising from work accidents, sick leave and maternity leave.

      Training, supervisory, management and administrative positions are excluded.

      8)    APPRENTICE SALARIES

      A) Minor apprentices of SENAI [note: Servico Nacional de Aprendizagem Industrial - National Industrial Apprenticeship Service] shall be assured, during the first half of their apprenticeship, of a salary not less than 90% (ninety percent) of the standard salary in effect for that type of position, and during the second half of the apprenticeship, a salary not less than the standard salary in effect for that type of position;

      B) Any person working in a position for which SENAI does not maintain a specific apprenticeship course shall not be considered a minor apprentice. Exemption certificates may not substitute for a course for any reason;

      C) SENAI courses are those it has structured and authorized at the request of the companies and given by them to their employees;

      D) The companies may not obstruct complete fulfillment of the apprenticeship agreement, including the area of practical training at the company, unless for disciplinary or scholastic reasons or by mutual agreement between the parties, and in this latter case, with the presence of the Union representative of the professional category;

      E) The terms and periods for enrollment for selection of SENAI apprenticeship candidates must be released in company notices.

      9)    OVERTIME

      A) The amount paid for overtime worked on Monday through Saturday shall be 80% more than the amount for normal hours;

      B) All extra hours worked during paid-for weekly time off, paid-for Saturdays, or days already paid for or given off, shall be paid for at 130%; therefore, any employee providing service in this situation is entitled to:

      1) payment of the paid-for weekly time off, in accordance with the Law;

      2)    hours worked; and
      3)    130% as additional payment, for the hours worked.

      C) When there are summons to company meetings, the same percentages provided in this clause shall be guaranteed for the respective days, and the minimum payment equal to four overtime hours shall be respected, as well as the legal interval of 11 (eleven) uninterrupted hours between one day and another.

      D) Overtime that is actually worked must be recorded on the same time card as normal hours.

      10)   ADDITIONAL NIGHTTIME PAYMENT

      The additional night payment provided in the CLT (articles 73 and following) shall be 40% (forty percent) higher than the daytime amount and shall also apply to cases of night work during relief shifts, except for the companies covered by Law 5811/72.

      More favorable terms already in existence at the companies are excepted.

      11)   PAID-FOR WEEKLY TIME OFF [DSR]

      A reduction in the paid-for weekly time off in case of absences shall be on a pro rata basis, corresponding to 1/5 or 1/6 of the respective amount of the DSR, resulting from being absent from work, based on a 5 or 6 day workweek, respectively.

      12)   PAID-FOR WEEKLY TIMES OFF (DSRs)

      For those employees that receive a part of their salary from variable payments, consisting of regular awards for production, overtime, and other legal additional amounts in accordance with the Law, stated jurisprudence and/or the provisions contained in this agreement, such variable portion shall cover DSRs and vacation time.

      13)   PAYROLL DEDUCTIONS

      On a monthly basis companies may deduct from their employees' salaries, in accordance with article 462 of the Labor Law Code, in addition to the items permitted by law, those for group life insurance, personnel loans, contributions to employee associations and other benefits granted, provided that the deductions are previously authorized in writing by the employees themselves.

      14)   PAYMENT DATE

      A) Salaries must be paid by the fifth day following the end of the month, and are subject to payment of a fine to the aggrieved employee equal to 4% (four percent) of the standard salary in effect per day of delay, counting from the day on which the salary payment was due, until actual payment;

      B) The above fine shall also be imposed on a company that does not pay the year-end bonus on the dates provided by Law;

      C) When the salary payment date falls on a Sunday or on a holiday, it shall be paid on the immediately preceding business day.

      D) Any more favorable terms that are provided by Law or in this agreement, or are already practiced by the companies are hereby assured.

      15)   PROMOTION AND SELECTION PROCESSES

      A) All promotions shall be accompanied by an effective salary increase, recorded in CTPS, that is in accordance with and appropriate to the new job or position.

      B) An employee promoted to a job or position for which there is no schedule shall be guaranteed a minimum salary increase of 5.0% (five percent).

      C) When carrying out selection processes, the company shall give preference to internal recruiting, and extend this right to all employees, without distinction as to position or area of activity, in accordance with the profile of the positions and the candidates.

      16)   VACATIONS

      A) The start of vacations, collective or individual, complete or not, may not coincide with the DSR (Paid-for Weekly Time Off), holidays or days already paid for, as well as Saturdays, when they are not considered business days;

      B) When paid-for days fall during a vacation period, they must be extended by the same number of days already paid-for;

      C) Granting of vacations shall be communicated 30 days in advance to the employee, who must sign the relevant notification; D) The employee who returns from vacation and is dismissed without just cause before two weeks have passed shall be entitled to payment of 1 (one) nominal salary;

      E) The employees that do not elect to receive 50% (fifty percent) of the year-end bonus in advance, in accordance with effective law, may do so at the time of the communication provided for in item C;

      F) If there are technical, economic, or financial problems the companies may, in order to avoid laying off employees, grant collective vacations, once this has been communicated to the Workers' Unions, and include payment of the respective monetary payment, through a direct understanding with its employees two weeks in advance, provided the aforementioned vacations cover at least a complete section;

      When collective vacations exceed 20 days, the employee may opt for the legal monetary payment up to the limit of their right to vacations.

      G) When collective vacations include December 25 and January 1, these days shall be excluded from the count of standard days transpired, and 1 or 2 days of time off shall be added, as applicable, to the end of the vacation period;

      H) An employee who has worked less than 1 (one) year at the company and resigns, shall be guaranteed payment for the pro rata number of vacation days due.

      17)   VACATIONS AND YEAR-END BONUS

      For those employees that receive a part of their salary from variable payments, consisting of percentages related to production awards, night differential, regular overtime calculated in accordance with the law and other legal additional payments, payments for vacations and the year-end bonus must be added, at the rate of one-twelfth of the variable portion, calculated on the basis of the amounts paid during the last 12 months, brought current by applying applicable salary adjustments for the category.

      For an employee with less than 1 (one) year of service, the average shall be calculated in proportion to the number of months worked, and a period that is greater than 15 (fifteen) days shall be considered a month.

      18)   PRIOR NOTICE

      A) Prior notice shall be communicated in writing with a return receipt, clarifying if it shall be worked or not;

      B) The daily two hour reduction provided for in article 488 of the CLT shall be taken, at the employee's election, either at the beginning or at the end of the workday, and one of the two periods shall be chosen by the employee at the time of receipt of the prior notice, without prejudice to the provisions of the sole paragraph of the cited article;

      C) If the employee is hindered by the company from performing his professional activity during the prior notice period, he shall be indemnified for it;

      D) If the labor agreement with employees who are more than 40 (forty) years old and also have at least 5 (five) years of service at the same company, is canceled without just cause, the company shall pay to such employees special compensation totaling 30 (thirty) days of the employee's nominal salary in effect at the time of cancellation, preserving the legal prior notice, except for any already existing terms that are more favorable;

      E) Any employee who, during the course of the worked prior notice period arising from dismissal or request to resign, requests the employer in writing to allow him to leave immediately, is assured of that right, as well as the notation of the respective departure date in the CTPS. In this case, the company is obligated to pay, with respect to this portion, only the days actually worked, plus the cancellation fees, within a period of 10 (ten) days, counting from the date the employee is released, notwithstanding the legal period of 30 days of prior notice and of the two daily hours provided for in article 488 of the CLT, proportional to the period not worked.

      F) For paid prior notice periods, the entry shall be made within 5 (five) days of the dismissal communication, provided that the employee so requests.

      19)   CRITERIA FOR COLLECTIVE DISMISSALS

      A) When there is a collective dismissal, the companies shall observe the following preferential criteria:

      a.1 - first, dismissing only those employees that, having been consulted, prefer dismissal;

      a.2 - second, the employees that are already receiving retirement benefits from Social Security or from some form of private pension plan;

      a.3 - continue on to employees with the least time at the company, and among these, the unmarried employees, the youngest and those with the fewest family obligations.

      B) If the numbers for the collective dismissal are exceeded, the companies shall give preference in rehiring to those that were part of the dismissal.

      C) Any more favorable terms already in existence or that may exist in the future as a result of Law are excepted.

      20)   SALARY GUARANTEES DURING CONTRACT CANCELLATIONS

      A) Payment of workers' rights resulting from labor contract cancellations must be made within the legal period;

      B) The salary amount for the period worked before the prior notice and for the period of the prior notice that is worked, as applicable, must be paid at the time of general payment of the other employees, if ratification of the cancellation does not take place before that event;

      C) If the aforementioned periods are not complied with, there shall be a daily fine of 1% (one percent) of the standard salary in effect on the payment date, to be paid to the worker, except for those cases in which the company proves the impossibility of settling the accounts, because of approval problems or the employee's absence.

      D)    More favorable terms provided for by law are excepted.

      21)   FILLING VACANCIES

      1) When the selection process is begun, preference shall be given to internal recruiting, and this right shall be extended to all employees, without distinction as to position or area of activity.

      2) Absences arising from accident, illness, maternity leave, and professional disability shall be considered effective exercise [of the preceding clause] in internal procedures for performance evaluation and promotion.

      22)   HIRING TEST

      Practical/operating tests for hiring purposes may only last one day, except in the case of technical positions.

      The companies shall supply free food to candidates during testing, provided that the tests coincide with mealtimes.

      Pre-hiring pregnancy tests or any other type of test for sterilization of a woman is prohibited, unless the job requires it.

      23)   TRIAL CONTRACT

      The maximum period for trial contracts provided in the sole paragraph of article 445 of the CLT shall be 60 (sixty) days.

      A former employee who is rehired for the same position that he filled at the time of his dismissal shall be exempt from the trial period.

      24)   SAME WORK, SAME SALARY

      If the position is identical, the same salary shall be paid for work of the same value provided to the same employer at the same location, without distinction as to sex, nationality, color, race, age or marital status.

      Work of the same value, for the purposes of this clause, shall mean what is done with the same productive effort and the same technical level, by persons whose service time does not differ by more than two years for the same position.

      25)   LEAVE FOR A FEMALE EMPLOYEE WHO IS ADOPTING

      The companies shall grant a paid leave of 60 (sixty) days to female employees that are legally adopting children who are between 0 (zero) and 24 (twenty-four) months of age, starting from the time that guardianship is legally determined. If the latter is canceled, the leave shall be automatically canceled.

      26)   AUTOMATION AND INFORMATION SYSTEM PROCESSES

      Companies that adopt automation and information system processes which introduce new production techniques through automatic systems and machines, shall, when they consider it necessary, provide training for the employees designated to use these new work methods so that they become better qualified.

      27)   EMPLOYEES IN PROCESS OF RETIREMENT

      A) Employees who are demonstrably no more than 12 (twelve) months from acquiring the right to retirement, at minimum terms of any type, and who have at least 8 (eight) years of service with the same company, are assured of their position or salary for the period needed to qualify for retirement;

      B) An employee who has been dismissed without just cause and has more than 5 (five) years of service with the same company and who also and demonstrably lacks no more than 24 (twenty-four) months before retirement, of any type, at minimum terms, shall be reimbursed by the company for all the contributions that the employee has demonstrably made to the INSS (Social Security) based on the last duly adjusted salary, as long as the employee has not found another job and up to the maximum period corresponding to those 24 (twenty-four) months.

      C) When employees with 10 (ten) or more years of service with the same company permanently leave the company upon retirement under Social Security, they shall be paid an amount equal to their last nominal salary.

      This clause does not apply to companies that have more favorable plans.

      28)   PREGNANCY/MATERNITY LEAVE

      Guarantee of employment or salary to pregnant employees, from confirmation of the pregnancy and up to 5 (five) months after the birth, in accordance with letter "b" of item II of article ten of the Temporary Provisions of the Federal Constitution, or up to 90 days after the term for legal removal. Whichever of the two alternatives is the most favorable shall prevail, without prejudice to the legal prior notice, except in cases of an agreement for a specific period, dismissal for just cause, requests to resign and agreement between the parties. In the last two cases, the cancellations shall take place with the assistance of the Labor union or the respective Federation for unorganized workers, under penalty of nullification.

      If the labor agreement is rescinded, the employee must advise the employer of her pregnancy, and must prove it within a period of sixty days from the date of dismissal. If it is an abnormal pregnancy that is not detectable, this period shall be extended to ninety days, and this fact must be established by a medical witness supplied by federal, state or municipal public health agencies.

      The companies shall provide their pregnant employees working conditions that are compatible with their condition, under direction from their own medical service or a hired service, and lacking these, from an INSS doctor.

      It is recommended that as soon as the employee is aware of the pregnancy she inform the company.

      29)   LEGAL ABORTION

      In cases of legal abortion, the employee shall have a guarantee of employment or salary for 30 (thirty) days from the date of the abortion, without prejudice to the legal prior notice, except in cases of agreements for a specific period, dismissal for just cause, requests to resign and agreement between the parties. In the last two cases, the cancellations shall take place with the assistance of the Labor Union or Federation, under penalty of nullification.

      30)   EMPLOYEES OF MILITARY SERVICE AGE

      Guarantee of employment or salary to employees of Military Service age, from their enlistment and until inclusion and in the 90 days after the exit or departure from the unit in which they served, except in cases of agreements for a specific period, dismissal for just cause, request to resign and rescission by agreement; in the last two cases, the cancellation shall take place with the assistance of the Workers' Union, or, if it doesn't exist, the Professional Federation, under penalty of nullification.

      The provisions of this clause also apply to employees in Military Training School.

      If the work schedule and the Military Training School coincide, the employee shall not be penalized as to compensation, provided that, for each absence, evidence of the unit in which they are serving is presented.

      31)   STUDENT EMPLOYEES

      A) The work schedule for student employees is guaranteed to be maintained provided that the student is enrolled in a learning establishment and is studying for a first degree, second degree, higher education course, professional training course, or professional degree, and that the company has been notified in writing within 30 (thirty) days from the effective date of this agreement or of matriculation;

      B) If there is a schedule conflict, the absences of student employees shall be paid when they are the result of taking exams in official or recognized schools, provided that the company was notified in writing 48 (forty-eight) hours in advance and was given subsequent evidence of the exam.

      32)   WORK PROTECTION MEASURES

      A) The companies shall adopt protection measures, first collectively and then individually, related to working and safety conditions for workers;

      B) CIPA members shall have access to the results of environmental condition samples and also those regarding hygiene and work safety;

      C) Employee training about fires shall be provided periodically during normal working hours. When it is necessary to provide this training outside the workday, the hours used shall be paid as overtime, in accordance with the terms of the relevant clause of this agreement.

      D) In accordance with the Law (Regulatory Standard - 5), the designated CIPA member must investigate or accompany the investigation made by the Specialized Services for Engineering Safety and for Work Medicine of the company, immediately upon receiving a notice from the head of the sector where an accident occurred.

      33)   EPI, UNIFORMS AND FEMININE HYGIENE PRODUCTS

      A) When necessary to the provision of services or when required by the company, the latter shall give to its employees, free of charge, EPI (Individual Protection Equipment) that is appropriate to the risk and in perfect operating condition, including safety glasses with medically approved lenses, and the employees must use them; all in observance, by the company and the employees, respectively, of items 6.2 and 6.3 of the Regulatory Standard (NR 06), approved by Administrative Decree MTb-3.214/78;

      When the manufacturing activity or the principal activity of the company or the position requires that the employee wear uniforms, including special shoes, in order to provide services, the company shall supply them free of charge.

      B) Before someone actually performs the activities of a production employee, the company shall provide training with Individual

Protection Equipment (EPI) that is necessary to the performance of those activities, as well as make them aware of the prevention programs developed by the company itself;

      C) Companies using female manual labor must keep feminine hygiene products at nursing stations or in first aid boxes for emergencies;

      D) If the employee considers the EPI uncomfortable, this fact shall be communicated to the CIPA, for necessary measures;

      E) Before performing any activity or operation that involves professional risks and requires use of EPI or EPC, the employee shall receive specific instruction regarding safe working methods, and the type and effects of the professional risks inherent to the activity to be performed, in addition to instruction on the correct use of the protective equipment and other means of prevention necessary to maintaining the physical safety of the employees, in accordance with the terms of Regulatory Standard no. 26 (NR-26), approved by Administrative Decree MTb3.214/78, including items 26.6.5 and 26.6.6.

      34)   PREVENTION OF ACCIDENTS WITH MACHINES AND EQUIPMENT

      In general, machines and equipment must have protection mechanisms, in accordance with the law.

      Machines operating with repetitive and cutting movements must have signs advising the risks and prevention mechanisms, in visible locations and dimensions.

      35) INTERNAL COMMITTEE FOR PREVENTION OF ACCIDENTS AND INTERNAL ACCIDENT PREVENTION WEEK

      CIPA elections shall be preceded by a written notice from the company 60 days in advance of the date of the proceedings setting their date, location and time. All workers shall be considered candidates. Candidate registration shall take place from the 15th to the 6th day prior to the date of the proceedings, through a docket.

         All electoral proceedings and their respective findings shall be coordinated by the current Vice President of the CIPA, together with the company's safety and medicine services.

      The ballot shall contain the name and sector of the worker registered as well as their last name, provided that the worker gives it.

      Within 15 days of the elections, the Labor Union shall be told the result, giving the date of the proceeding, of the installation and the names of those elected, specifying which are active and which are alternates.

      In order to prepare the monthly meeting of the CIPA, the acting members of the employee representatives shall have the two hours before the aforementioned meeting free, at a location which must be provided by the company for the purpose, by which time they must have already received a copy of the minutes of the earlier meeting.

      Until the Complementary Law referred to in article 7, I, of the Federal Constitution is enacted, arbitrary dismissal or dismissal without just cause of employees elected to the CIPAs and the respective alternates is prohibited. This is limited to the number of effective representatives, from the registration of their candidacy to 1 year after the end of their mandate (article 10, II "a" of the Temporary Provisions of Superior Law).

      RECOMMENDATIONS - SIPAT

1)    ENVIRONMENTAL DAY

      It is recommended that the companies, to the extent possible, try to promote, through SIPAT, a day for activities related to environmental preservation.

2)    AIDS

      It is recommended that the topic of AIDS be included in SIPAT.

      36)   RIGHT TO REFUSE WORK DUE TO SERIOUS OR IMMINENT RISK

      When, while performing a job, a worker realizes that their life or physical safety is at risk as a result of a lack of adequate protection measures in the workplace, he may stop performing that operation (the work itself), and immediately communicate such fact to his superior and the work safety, hygiene and medicine sector of the company, whose job it is to investigate possible unsafe conditions and communicate the fact to the CIPA.

      A return to operation shall take place after the approval of the work location by the aforementioned sector, which shall immediately communicate this to the CIPA.

      37)   FIRST AID SERVICES

      The companies agree to maintain a medical or nursing service, internal or external, of their own or through third parties, for employees working in alternating shifts, during the night and on Saturdays, Sundays and holidays, keeping in mind the characteristics of the activities carried out, as well as provide a means of transportation to the first aid area.

      38)   COMMUNICATION OF A WORK ACCIDENT

      The companies that do not maintain an agreement with the INSS are obliged to communicate to it any work accident involving layoff, no later than the first business day following the incident.

      If there is a delay in communication, the companies shall be responsible for any losses that the employee may suffer as a result of the delay.

      Within the same period of time, the companies must send copies of all CATs (Work Accident Communications) to the acting members of the CIPA.

      Any more favorable terms that may be provided for by laws in effect are excepted.

      39)   MARKING TIME - MEAL SCHEDULE

      When the employee decides that there is no need for him to leave the company premises during the time established for resting or for meals, the company may also decide to dispense with recording the start and end of the referenced interval, provided that it gives the normal daily rest or meal period.

      40)   WORK SCHEDULE

      A) For salary-hour calculation purposes, the divisor of 220 (two hundred twenty) hours monthly is hereby established.

      B) The work schedule shall be 44 (forty-four) hours weekly, on average, taking into account only those hours actually worked.

      41)   TEMPORARY MANUAL LABOR

      A) When there is a temporary vacancy, the company shall give preference to its employees in filling it.

      B) Temporary manual labor shall only be used in the manufacturing area for a maximum of 60 (sixty) days, to cover the need to substitute for regular permanent employees or for extraordinary growth of services, in accordance with law 6019 of 1/31/74. Temporary manual labor shall not be used, therefore, to cover dismissals caused for this purpose. The maximum period stated in this letter does not apply to pregnancy.

      C) Work protection measures, and measures regarding Individual Protection Equipment (EPI) and uniforms, that apply to other employees also apply to temporary workers.

      42)   NOTATIONS TO WORK AND SOCIAL SECURITY CARD

      The company agrees to record on the CTPS (Work and Social Security Card) the position that the employee is actually performing, noting due changes, including salary and awards of any type (provided that they are normally paid, or when contracted for at the beginning or during the effective period of a labor agreement), excluding those instances of replacement provided for in this agreement.

      43)   UNEMPLOYMENT INSURANCE PAYMENT

      If the company intends to cancel by reason of serious error, and judicial action is brought and it nullified for just cause, the employee shall be assured of the payment not specified in the judgment corresponding to the unemployment insurance not received during the 6 (six) month period after the cancellation of the contract and provided that all other legal requirements regarding this type of insurance are met.

      44) SUPPLEMENT FOR DISABILITY BENEFITS, WORK ACCIDENTS, PROFESSIONAL DISABILITY AND THE YEAR-END BONUS

      A) During the life of this agreement, the companies shall supplement, from the 16th (sixteenth) to the 330th (three hundred thirtieth) day, net corrected salaries to match other professional category salaries of employees laid off because of illness, work accidents, or professional disability.

      B) The supplement for employees that have already retired shall be the difference between their net salary and the amount of retirement benefits they are receiving.

      C) When the employee does not have a right to social security assistance as a result of not having yet completed the period required by Social Security, the company shall pay their nominal salary between the sixteenth and one hundred fiftieth day of the layoff, also observing the maximum limit on social security contributions.

      D) Within the limits above, intermittent layoffs that occur during the life of this agreement are also included.

      E) The companies shall supplement the year-end bonus, taking into account the net salary of the employee laid off for reasons of illness, for more than 15 (fifteen) days and less than 1 (one) year; the same terms shall apply to layoffs arising from work accidents.

      F) This supplement must be paid when the other employees are paid.

      G) If the basic amount of Social Security is not known, the supplement must be paid on an estimated basis, with the excess or shortfall being compensated for in the immediately following payment; when Social Security is delayed until the first payment, the companies must advance them, with eventual compensation being made in the aforementioned manner.

      H) The employee laid off due to temporary disability shall be guaranteed, upon returning to work, employment or a salary for the same period as the layoff; this right is limited to a maximum of 45 (forty-five) days.

      Payment of the social security benefits referred to in this clause must be made when salaries of the other employees are paid, by those companies that maintain an agreement with Social Security, and they may be recovered later from the social security agency.

      45)   PHYSICALLY HANDICAPPED

      The companies agree not to place restrictions on hiring the physically handicapped, provided that the technical, material and administrative circumstances of the companies allow it.

      46)   DRINKING WATER

      The drinking water given to employees must be submitted quarterly for bacteriological analysis, and the results must be posted on the company bulletin board.

      47)   MEDICAL EXAMINATIONS

      All workers in the manufacturing area shall be subject to periodic medical and laboratory exams as provided by law.

      The employee shall be informed of the results of the exams in writing, and medical ethics shall be observed.

      48)   CHANGE IN MUNICIPALITY

      If the company changes location to another municipality or moves more than 30 Km, the companies shall analyze the situation of each employee that cannot move with it because of residing in a location more than 30 Km away from the new establishment.

      49)   REFERENCE LETTER

      The companies included in this agreement shall not require a reference letter from employment candidates at the time of the selection process. The aforementioned document shall be supplied only when an ex-employee requires it to go to a company not included under this agreement.

      When so requested and provided that it appears in their records, the company shall report the courses completed by the employee.

      50)   NOTIFICATION LETTER FOR DISMISSAL OR SUSPENSION

      An employee dismissed or suspended for disciplinary reasons must be advised of this fact in writing no later than the first business day after the fact, and the reasons for the dismissal or suspension must be given.

      For the purposes of this clause, business day means a day on which the company management has office hours.

      51)   COMPENSATION FOR DEATH OR PARTIAL OR PERMANENT WORK DISABILITY

      A) When there occurs a death or disability by reason of illness, certified by the INSS, the company shall pay the dependents in the first case and the actual employee in the second compensation equal to their nominal salary. In the case of disability, this compensation shall be paid only if there is cancellation of a contract;

      B) The companies that maintain a Group Life Insurance Plan or Supplementary Benefit Plans or one similar to Social Security are exempt from fulfilling this clause. If the life insurance stipulates compensation that is lower than that guaranteed by this clause, the company shall make up the difference.

      52)   ABSENCES AND HOURS

      Employees may be absent from service without prejudice to their salary in the following cases:

      A) for up to 3 (three) consecutive days, in cases of the death of a spouse, companion, older relative, descendant, sister or brothers;

      B) for up to 3 (three) consecutive days, not including the day of the event, to be married;

      C) for up to 3 (three) consecutive days, including the day of the event, in case of the death of a father-in-law or mother-in-law;

      D) for 1 (one) day for confinement and 1 (one) day for delivery of a child that is the dependent of the employee, wife or companion, provided that these occur during working hours;

      E) one business day, to receive a payment or amount having to do with PIS/PASEP*, provided that payment is not made directly by the company or by the bank office located on the company's premises; *PIS/PASEP - Employee profit sharing programs

      F) one business day, for military enlistment;

      G) one business day for medical exams required by the Army or Military Training School;

      H) companies that do not have a banking location on their premises shall provide the hours needed, through later evidence, up to a maximum of 1/2 (one-half) a period, for the employee to receive Income

Tax, provided that this occurs during working hours;

      I) for five days in a row, for the birth of a child, within the first two weeks after the birth;

      J) for up to 24 hours, whether consecutive or not, throughout the year, to take a child under 14 years of age to the doctor. The age limit may be exceed in exceptional cases;

      K) one day for each time that the employee donates blood;

      L) the company agrees not to penalize a day or the paid-for time off or holidays of the respective week in cases of absence from service caused by the need to obtain a CTPS and an Identity Card if evidenced within 72 (seventy-two) hours;

      M) the periodic medical exams or those required by law cannot be done during vacation periods, temporary work stoppages, and/or the paid-for weekly time off.

      53)   COMPENSATION FOR DAYS OR HOURS

      A) The companies may establish a program of compensation for business days falling between Sundays and holidays and weekends and Carnival, in order to grant employees a longer rest period, through a direct understanding with the majority of the employees of the sectors involved.

      B) If a holiday falls on a Saturday that was already paid for during the prior week, the company may, alternatively, reduce the work day to the normal schedule or pay for the excess as overtime, in accordance with the terms of this Agreement. If a holiday falls between Monday through Friday, the company may elect to establish compensation for the hours that should be worked that day over the other days of the week, or alternatively, not to discount them.

      54)   MEDICAL AND DENTAL AGREEMENTS

      A) The companies that maintain medical, hospitalization and dental assistance agreements shall allow their employees who wish to do so, to expressly decline their right to use the agreements for themselves and their dependents.

      If the employee should wish to reenter the plans contracted for by the companies, in order to use the benefit he must submit to the agreement terms of the plans, except in the case of an agreement change.

      B) During the life of the labor agreement, in the case of a layoff under Social Security for temporary disability or professional disability, as well as in cases of maternity leave, the companies that provide medical, hospitalization or dental assistance to their employees, agree to maintain the benefit for a maximum period of up to 36 (thirty-six) months; if the layoff under Social Security is due to a work accident, the benefit referred to shall be maintained until the final retirement of the employee.

      C) The employee and his social security dependents shall be guaranteed use of the medical and hospitalization agreement for an additional period of up to 60 (sixty) days after the termination of the prior notice period (whether worked or indemnified), provided the departure of the employee occurs during the hospital stay or medical treatment of the dependent(s), unless the dismissal was for just cause;

      D) During medical treatment resulting from a work accident, the company shall supply to the injured person, free of charge, the medications prescribed by the doctor in charge of the treatment;

      E) The employees of the companies that have medical or hospitalization assistance, whether their own or contracted for, may go to the sector of the company responsible for claims regarding that service, to assist in its efficient operation.

      55)   FOOD, TRANSPORTATION AND TOOLS

      The companies that offer workers food and transportation services shall only change their prices, when there is a charge, in the period of general salary adjustments or increases, whether voluntary or not.

      The companies shall supply the employees, without charge, the tools and precision instruments needed to perform their work.

      56)   TRANSPORTATION TICKET

      The companies shall make possible delivery of transportation tickets at regular intervals so that there are no gaps between the usage periods.

      57)   MEDICAL AND DENTAL CERTIFICATES

      The companies shall acknowledge the validity of medical or dental certificates issued pursuant to Administrative Decree MPAS-3,291 of 2/20/84.

      The companies that have medical or dental assistance services or are under an agreement with the INSS (National Social Security Institute), or not, shall acknowledge the validity of medical or dental certificates issued under the responsibility of the Labor Union or of federal, state, or municipal public health agencies, issued in case of emergency.

      The companies that do not have medical or dental assistance services, or agreement with the INSS, shall acknowledge the validity of medical or dental certificates issued under the responsibility of the same Union or of federal, state, or municipal public health agencies, regardless of whether the situation is an emergency.

      58) INSURANCE AND WORK MEDICINE PROFESSIONALS

         The companies shall not use technicians specializing in insurance and work medicine as defined in NR-4, approved by Administrative Decree MTb 3,214/78 and later changes, to perform other activities during the time that they are working in Engineering and Work Medicine Specialized Services.

      The companies must supply a report of the names and specializations of the aforementioned professionals to the CIPA.

      59)   COMPLETION OF SOCIAL SECURITY FORMS

      The companies must complete the Layoff and Salary Certificate (AAS) when requested to do so by the employee during the following periods:

      A) maximum of 3 business days from the date of the request, in cases of obtaining benefits as a result of temporary disability;

      B) maximum of 8 business days from the date of the request, in cases of retirement and payment for continued service;

      C) for purposes of obtaining special retirement, the company shall observe the following periods following the employee's request with regard to delivery of a specific form required by the INSS:

      1) 15 days when dealing with employees; and

      2) 15 days, when dealing with employees who have been gone less than 5 years; 30 days for all other cases; and in the approval document, when dealing with the closing of the company.

      60)   SCHOOL MATERIALS

      Once a year, at the beginning of the school year, the companies shall sell school materials through the FENAME system or an equivalent system.

      The amount of the purchases shall be spread out over 4 (four) payments, provided that the amount is greater than 5% (five percent) of the employee's monthly compensation.

      61)   ASSISTANCE FOR EXCEPTIONAL CHILD

      The companies shall reimburse employees monthly, as a means of assistance, for up to 60% (sixty percent) of the standard salary in effect during the month in which the reimbursement takes place, of actual proven expenses of the employees for special education for their exceptional children, who are considered to be those with psychomotor limitations, those that are blind, deaf, mute and the mentally handicapped, as demonstrated by a medical specialist and approved by the company physician, and lacking this, by an agreement doctor or INSS doctor, in this order of preference.

      62) FUNERAL ASSISTANCE

      In case of the death of an employee, the company shall make a one-time payment to the legal beneficiary, in accordance with social security legislation, to provide funeral assistance. This is paid against presentation of the death certificate, and is an amount equal to 4 (four) standard salaries in effect on the date of payment of the benefit.

      63) DAY CARE ASSISTANCE

      In order to better support mothers and children, as well as make better use of the resources normally expended by the companies, through day care agreements, the signatories to this agreement, having reviewed Administrative Decree MTb 3,296 of 9/3/86, establish the following terms that must be adopted by the companies with regard to keeping and caring for the children of their female employees during the nursing period:

      A) The companies that are obligated to maintain a place that is appropriate for keeping and caring for the children of their female employees during the nursing period, in accordance with paragraphs one and two of article 389 of the CLT, shall alternatively grant the female employees, at their option, reimbursement for their day care expenses;

      B) The amount of the monthly reimbursement shall be for proven expenses for keeping, care and assistance for a child that is registered or legally adopted, up to a maximum of 50% (fifty percent) of the standard salary in effect during the month in which reimbursement is made, when care is entrusted to an accredited entity or an individual, any more favorable terms that already exist at the companies are excepted;

      C) Given that it is a replacement for the legal precept, as well as being merely a gift and not compensation, the amount reimbursed shall not be included in compensation for any purposes:

      D) The reimbursement shall benefit only those female employees that are currently in service at the company, except for cases of temporary disability or work accident;

      E) The reimbursement shall be due regardless of the time of service at the company and shall cease 18 (eighteen) months after the conclusion of a compulsory discharge or before this time upon the cessation of the labor agreement; the eighteen month period is valid only for the reimbursement option;

      F) If there is a multiple birth, reimbursement shall be due for each child, individually;

      G) If there is a legal adoption, the reimbursement shall be due for the adopted child beginning on the date the adoption is legally proven;

      H) This clause is also applicable to a father who has been awarded sole legal guardianship of his children.

      Those companies that already maintained or are maintaining currently, a location for care or day care are not obligated to make these reimbursements, nor are those that are adopting or may adopt similar payment or reimbursement systems that have more favorable terms.

      The benefits under this clause may be extended at the request of the interested parties to employees that have been widowed, divorced or legally separated, if they have sole legal guardianship of their children.

      64)   AGREEMENT WITH PHARMACIES AND OPTICIANS

      The companies shall try to make agreements with pharmacies and opticians for exclusive purchase of medications and prescription lenses by employees and dependents, at a discount on the payroll.

      65) SALARY ADJUSTMENTS (UNION MANAGERS, CIPA OFFICIALS AND EMPLOYEES WITH REDUCED WORK)

      Union Managers, CIPA members representing workers, and employees with reduced working capacity are guaranteed the same collective salary adjustments that are automatically granted to the other employees of the same company.

      66)   UNION MANAGEMENT - ALLOWANCE FOR ABSENCES

      The days on which Union or Federation directors, limited to a maximum of 3 (three) per company, are away from the company performing union activities, after verbal communication in advance and subsequent documentation by a written notice from the Union entity, shall be paid for and shall not be taken into account as a reduction of the DSR (Paid-for Weekly Time Off), nor as a reduction of vacation time, in the proportions of article 130 of the CLT, up to a limit of 20 paid absences. If it is a Director's position in the two entities, the limit above shall be increased to 30 paid absences in all during the life of this agreement, per director, unless there are more favorable terms already in existence.

      When the number of Directors per company is greater than 3 (three), the total limit on absences shall be 60 (sixty) days, taking into consideration an increase of 10 (ten) days for all the directors, for those that take on director positions at the aforementioned entities during the life of this agreement.

      67)   MONTHLY ASSOCIATION CONTRIBUTIONS

      If within 3 days after payment of salaries, the company does not collect from the Labor Unions the monthly association contributions, it shall incur a fine of 10% (ten percent) of the amount not collected, plus 1% per day, per month of delay, to be paid to those union entities.

      The collection must be made directly from the Labor Unions or the banking agency where they have an account.

      The companies shall supply, within 15 days from the collection date, a report containing the names and amounts of the contribution. The report shall be given to the workers' union entities, confidentially and with a return receipt.

      68)   ASSISTANCE CONTRIBUTIONS

      Deductions from the already-adjusted nominal salary of each employee, which are the same whether for a member or not, in favor of the respective workers' union entity, are to be made as specified below during the life of this agreement in the months stated below. They shall be collected up to three business days after the deductions, in accordance with the criteria and amounts specified below, for each entity representing workers.

      Assistance contributions are subordinated to non-opposition of the workers as shown by them before the professional union entities and/or companies up to 10 days before the adjusted first payments.

      Opposition should be registered with the professional union entities and/or companies between the 20th and 10th day preceding the adjusted first payments by means of individual letters and should contain information about the workers (name and position, CTPS number, name of company).

      The party that receives an opposition letter should send a copy of the letter to the other party within 48 hours, counting from the day following receipt of the letter, by means of a notice.

      Labor Unions for the following Industries: Abrasives, Fertilizers and Agricultural Corrective Agents and Perfumeries and Articles for Vineyard Care:
4.0%, in November `96; and 4% in May `97.

      Labor Unions for the following Industries: Plastics, Chemicals, Pharmaceuticals and Abrasives in Sorocaba and the Region: 2.0%, in November `96; and 2.0% in May `97.

      Labor Unions for the following Industries: Chemicals, Pharmaceuticals, Plastics and Similar in Sao Paulo and the Region: 4.5% in November `96; and 4.5% in May `97.

      Labor Unions for the following Industries: Chemicals, Pharmaceuticals, Plastics, Explosives, Abrasives, Fertilizers and

Rerefining of Mineral Oils in Osasco, Cotia and the Region: 3.0% in November `96; and 3.0% in September `97.

      Labor Unions in the following Industries: Chemicals, Petrochemicals and Pharmaceuticals, Paints and Varnishes, Plastics, Synthetic Resins, Explosives and Similar in ABCD, Maua, Ribeirao Pires and Rio Grande Da Sera: 4.0% in November `96.

      Within 15 (fifteen) days from the date of the collection of the assistance contribution, the companies shall confidentially, including a return receipt, supply to the respective union entities representing a professional category, a report containing the names and amount of the aforementioned contribution of their employees, excluding those belonging to professional categories other than those that exercise the option in accordance with Law.

      If the assistance contribution provided for in this clause is deducted and not collected, there shall be a fine of 4% (four percent) of the standard salary, per employee, paid for the benefit of the damaged party.

      69)   BULLETIN BOARD

      Publications, notices, summonses and other materials intended to keep employees current on union matters of interest to them, must be posted on the bulletin board, which must be located where it is visible and easily accessible, provided that this is previously agreed on by the union and company management.

      70)   LEGAL AND CONSTITUTIONAL REGULATIONS

      The enactment of ordinary and/or complementary legislation, regulation of constitutional precepts, shall replace, where applicable, rights and duties specified in this agreement, always excepting terms that are more favorable to employees, but prohibiting, in any case, accumulation.

      71)   FINE

      A fine of 4% (four percent) of the standard salary in effect at the time of payment, for non-fulfillment of any clause of this agreement, which fine shall be paid to the damaged party.

      This fine is not applicable to clauses where there is a penalty established by law or to those that, in this agreement, already include their own pecuniary penalty.

      72)   COMPLIANCE

      The parties agree to comply with all the terms and conditions of this Agreement during its effective period.

      73)   EFFECTIVE PERIOD

      This agreement shall be effective for 1 (one) year, beginning on 11/1/96 and including the following exceptions:

      a) if it is not possible to proceed with the first deductions and collection of the assistance contribution, or to supply the first report on contributors in the month and within the periods established in clause 68 of this agreement, the companies may, after prior and express communication with the respective workers' union entities, make such deductions in December `96, counting the periods referred to from that time, without the imposition of any penalty;

      b) obligations of an economic nature, in the case of any differences, must be completed by 12/17/96; and

      c) any noncompliance with other obligations shall only be penalized after 12/17/96.

In these terms, this document is hereby published, including certified true copies of summonses and minutes of assemblies, as well as the proxies,

this concession is hereby granted.

Sao Paulo, November 26, 1996

[Note: on signature pages, only entries containing more than signatures are translated. Lists of the different industries included appear under clause 68 of the labor agreement, should you wish a reference.]

P. 26 of original document

Lower left:

Labor Union of the Chemical, Pharmaceutical, Plastic and Similar Industries in Sao Paulo and the Region, which reports that, according to the "Fax" sent on 11/25/96 to the parent entities regarding its petition of 11/5/96 in proceeding 96.25299-8 for an injunction, before the 7th Federal Court of Sao Paulo, pgs. 95-97 and of the decision of that same Court regarding the Labor Union of Workers in the Chemical and Pharmaceutical Industries of Itapecerica da Serra and Sao Lourenco da Serra, a signatory of another judicial agreement in this same collective labor dispute, and in regard to the territorial base of Itapecerica da Serra, this decision states: "...I defer to the preliminary injunction discussed, "ad referendum" of the Most Honorable Federal Judge to whom the distribution of the present falls, and in order to avoid a situation of the revived right perishing, so that the petitioner may participate, without excluding the participation of the new Union from the negotiations with FIESP, in light of the collective labor agreement to be in effect until 10/31/97. As to the rest, it is possible to wait for the redistribution ....".

                                      FIESP
                                      CIESP

TO THE HONORABLE REGIONAL LABOR DELEGATE, OF THE STATE OF SAO PAULO

SPECIFIC COLLECTIVE LABOR AGREEMENT REGARDING EMPLOYEE PARTICIPATION IN PROFITS AND/OR EARNINGS OF THE COMPANIES FOR 1996 - DEPOSIT, FOR RECORDING AND FILING

There appear herein, the

                                           Union of Workers in the
                                           Chemical, Pharmaceutical,
                                           Plastic and Related
                                           Industries of Sao Paulo and
                                           the Region and the other
                                           Unions of
                                           Workers,

party of the first part and,

                                           Federation of Industries of the
                                           State of Sao Paulo and Industry
                                           Unions affiliated therewith,

party of the second part,

all referred to at the end of this document by their representatives, whose signatures appear at the end, and they hereby state that the purpose of this document is to communicate that they entered into a COLLECTIVE LABOR AGREEMENT consisting of the following clauses, as well as to request its deposit, for recording and filing, in order to make it legally effective, in accordance with articles 611 and following of the CLT (Labor Laws Code).

SPECIFIC COLLECTIVE LABOR AGREEMENT REGARDING EMPLOYEE PARTICIPATION IN PROFITS AND/OR EARNINGS OF THE COMPANIES FOR 1996 - DEPOSIT, FOR RECORDING AND FILING

      The parties clarify that, regardless of their understanding that this matter must be analyzed and implemented on a company level, and in light of the controversies existing about this matter and the Temporary Provisions regarding the same, they agreed as follows, on an exceptional and temporary basis, for the 1996 year, mindful of article 7, XI, first part, and article 8, VI, of the Federal Constitution, and of Temporary Measure I 487-24, of October 31, 1996.

                                    CLAUSE 1

      In this agreement, by a delegation of the assemblies, the workers' union entities replace the employee commissions provided for in article 2 of the aforementioned Temporary Measure.

                                    CLAUSE 2

      What is regulated by the Federal Constitution (article 7, XI, first part, and article 8, VI) and the aforementioned Temporary Measure (articles 1-3) is not regulated in this agreement.

                                    CLAUSE 3

      This participation:

      a) shall not be due from the companies that have already implemented it, are implementing it, or come to implement it, in accordance with the terms of the Temporary Measure in effect, until 12/15/96; in the latter two cases the respective prior communication must be made to the union entity representing its employees, which ratifies these implementations at the company level;

      b) it shall be for the amount of R$300.00, to be paid in two equal installments, with the first to be paid by 1/31/97 and the second 6 months later, or alternatively, at the option of the companies, in one single payment, by 2/28/97.

      c) it must be paid to those employees with an agreement in effect on 9/1/96, who were hired prior to 1/1/96;

      d) employees who have been laid off shall be paid on the same payment date(s) as the other employees, provided that they returned to work by 9/1/96, at the rate of 1/12 per month of service or portion greater than 15 days, excluding from this rate those laid off due to work accidents;

      e) with regard to employees hired during the period from 1/1/96 to 12/31/96, there shall be proportional application at the rate of 1/12 per month of service or portion greater than 15 days;

      f) therefore, employees dismissed by 9/1/96, inclusive, shall not receive the participation.

                                    CLAUSE 4

      This agreement means attainment of a goal and discontinuance of the proceedings in the collective labor disputes regarding employee participation in profits and/or earnings of the companies.

                                    CLAUSE 5

      From 11/1/96 to 10/31/97 the companies, when beginning the negotiation process, shall communicate to the workers' union entities the dates for the start of this process at least 15 days prior to the negotiation.

In these terms, this document is hereby published, including certified true copies of summonses and minutes of assemblies, as well as the proxies,

this concession is hereby granted.

Sao Paulo, November 26, 1996

[Note: For the long signature area appearing on p. 5 of the original document, please see translation above. The sections are identical.]

                                      FIESP
                                      CIESP

MOST HONORABLE PRESIDENT JUDGE OF THE HONORABLE REGIONAL LABOR COURT OF THE SECOND REGION (SAO PAULO, SP)

COLLECTIVE LABOR DISPUTE - 538/96-A - SPECIFIC JUDICIAL AGREEMENT REGARDING EMPLOYEE PARTICIPATION IN PROFITS AND/OR EARNINGS OF THE COMPANIES FOR 1996 - RATIFICATION.

There appear herein, the

                                        Union of Workers in the
                                        Chemical, Pharmaceutical,
                                        Plastic and Related
                                        Industries of Sao Paulo and
                                        the Region and the other
                                        Unions of Workers,

listed at the end, party of the first part, and,

                                        Federation of Industries of the State
                                        of Sao Paulo and the Unions
                                        affiliated therewith,

party of the second part,

also listed at the end, by its representatives who have signed below, in the proceedings of the aforementioned collective labor dispute, that this is to communicate that they entered into a JUDICIAL AGREEMENT consisting of the following clauses, as well as request its ratification.

         SPECIFIC JUDICIAL AGREEMENT REGARDING EMPLOYEE PARTICIPATION IN
               PROFITS AND/OR EARNINGS OF THE COMPANIES FOR 1996

      The parties clarify that, regardless of their understanding that this matter must be analyzed and implemented on a company level, and in light of the controversies existing about this matter and the Temporary Provisions regarding the same, they agreed as follows, on an exceptional and temporary basis, for the 1996 year, mindful of article 7, XI, first part, and article 8, VI, of the Federal Constitution, and of Temporary Measure I 487-24, of October 31, 1996.

                                    CLAUSE 1

      In this agreement, by a delegation of the assemblies, the workers' union entities replace the employee commissions provided for in article 2 of the aforementioned Temporary Measure.

                                    CLAUSE 2

      What is regulated by the Federal Constitution (article 7, XI, first part, and article 8, VI) and the aforementioned Temporary Measure (articles 1-3) is not regulated in this agreement.

                                    CLAUSE 3

      This participation:

      a) shall not be due from the companies that have already implemented it, are implementing it, or come to implement it, in accordance with the terms of the Temporary Measure in effect, until 12/15/96; in the latter two cases the respective prior communication must be made to the union entity representing its employees, which ratifies these implementations at the company level;

      b) it shall be for the amount of R$300.00, to be paid in two equal installments, with the first to be paid by 1/31/97 and the second 6 months later, or alternatively, at the option of the companies, in one single payment, by 2/28/97.

      c) it must be paid to those employees with an agreement in effect on 9/1/96, who were hired prior to 1/1/96;

      d) employees who have been laid off shall be paid on the same payment date(s) as the other employees, provided that they returned to work by 9/1/96, at the rate of 1/12 per month of service or portion greater than 15 days, excluding from this rate those laid off due to work accidents;

      e) with regard to employees hired during the period from 1/1/96 to 12/31/96, there shall be proportional application at the rate of 1/12 per month of service or portion greater than 15 days;

      f) therefore, employees dismissed by 9/1/96, inclusive, shall not receive the participation.

                                    CLAUSE 4

      This agreement means attainment of a goal and discontinuance of the proceedings in the collective labor disputes regarding employee participation in profits and/or earnings of the companies.

                                    CLAUSE 5

      From 11/1/96 to 10/31/97 the companies, when beginning the negotiation process, shall communicate to the workers' union entities the dates for the start of this process at least 15 days prior to the negotiation.

In these terms, this document is hereby published, including certified true copies of summonses and minutes of assemblies, as well as the proxies,

this concession is hereby granted.

Sao Paulo, November 26, 1996

[Note: For the long signature area appearing on final pages of this document, please see translation above. The sections are identical.]